Exhibit 8.1

ONE SHELL PLAZA	AUSTIN	LONDON
910 LOUISIANA	BEIJING	MOSCOW
HOUSTON, TEXAS	BRUSSELS	NEW YORK
77002-4995	DALLAS	PALO ALTO
	DUBAI	RIO DE JANEIRO
TEL +1	HONG KONG	RIYADH
713.229.1234	HOUSTON	WASHINGTON
FAX +1
713.229.1522
BakerBotts.com

May 4, 2015

EQT GP Holdings, LP

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

We have acted as counsel to EQT GP Holdings, LP, a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale by EQT Gathering Holdings, LLC, a Delaware limited liability company, of up to an aggregate of 23,000,000 common units representing limited partner interests in the Partnership (the “Units”) as set forth in the Registration Statement on Form S-1 (File No. 333-202053), as amended (the “Registration Statement”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”). At your request, this opinion is being furnished to you for filing as Exhibit 8.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined the Partnership’s records and documents, certificates of representatives of the Partnership and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents and that all information submitted to us was accurate and complete. In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined.

We prepared the discussion set forth under the caption “Material Federal Income Tax Consequences” in the prospectus forming a part of the Registration Statement (the “Discussion”).

We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Units. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ONE SHELL PLAZA	AUSTIN	LONDON
910 LOUISIANA	BEIJING	MOSCOW
HOUSTON, TEXAS	BRUSSELS	NEW YORK
77002-4995	DALLAS	PALO ALTO
	DUBAI	RIO DE JANEIRO
TEL +1	HONG KONG	RIYADH
713.229.1234	HOUSTON	WASHINGTON
FAX +1
713.229.1522
BakerBotts.com

The opinion expressed herein is given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.

Very truly yours,

/s/ Baker Botts L.L.P.